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                                                        Exhibit B


                        NEES GLOBAL, INC.
     Consolidated Statement of Income and Accumulated Deficit
          For the Twelve Months Ended December 31, 1998
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)


INCOME
------

Rental water heater revenue                                      $ 4,201
Consulting revenue and other                                         791
Equity in earnings - HydroServ Group, LLC                           (143)

                                                                --------
         Total income                                              4,849
                                                                --------
EXPENSE
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Operation and maintenance expenses                                 4,472
Write-off of investment in:
  Underwater Unlimited Diving Services, Inc.                       1,000
  Monitoring Technologies, Inc.                                      475
  HydroServ Group, LLC                                                 9
Depreciation                                                            1,180
Income taxes                                                      (1,159)
                                                                --------
         Total expenses                                            5,977
                                                                --------
Net loss                                                        $ (1,128)
                                                                ========

Accumulated deficit at beginning of period                      $ (9,160)

Accumulated deficit at end of period                            $(10,288)
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